Mr. John Young                                                   April 21, 1998
Diamond Brands Incorporated
1800 Cloquet Avenue
Cloquet, MN 55720-2141

Dear Mr. Young:

     Reference is made to the Employment (Change of Control) Agreement dated as of November 1, 1997 (the "Employment Agreement") between Diamond Brands Incorporated, a Minnesota corporation (the "Company"), and you.

     This letter is to amend the Employment Agreement as follows:

     Subsection (d)(ii) of Section 4 is hereby amended to be and read in its entirety as follows:

     In lieu of any further salary payments for periods subsequent to the date of termination, DBI shall pay a severance payment (the "Severance Payment") equal to (X) one times Employee's regular base salary in effect immediately prior to the Change in Control or in effect at the time the Notice of Termination is given, whichever is greater, plus (Y) an amount equal to Employee's annual target bonus in effect immediately prior to the Change in Control or in effect at the time the Notice of Termination is given, whichever is greater. The Severance Payment shall be paid on a monthly basis without interest, and amounts due hereunder shall be satisfied by 12 consecutive monthly payments, with the first payment to occur within 30 days of Employee's termination of employment with DBI. Such Severance Payments will be offset by any compensation received by Employee under new employment during the 12 months after leaving DBI.

     Section 1 is hereby amended to be and read in its entirety as follows:

     This Agreement shall continue in effect for a period ending upon the satisfaction in full of the DBI's obligations pursuant to Section 4 of this Agreement, provided, however, that the provisions of Sections 5 and 6 of this Agreement shall survive the termination of this Agreement. Notwithstanding anything herein to the contrary, the Employee's employment shall be at all times at the will of DBI, and nothing in this Agreement shall prohibit or limit the right of DBI or Employee, to terminate the employment of Employee for any reason or for no reason.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement on the date first written above.

                                             DIAMOND BRANDS INCORPORATED

                                             By: /s/ Naresh K. Nakra
                                                -----------------------------
                                             Its: President
                                                 ----------------------------

                                              /s/ John Young
                                             --------------------------------
                                             John Young

                                       2